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                                                       S&C Draft of July 2, 1998

                                                                    EXHIBIT 1(A)




                              DELTA AIR LINES, INC.

                            Pass Through Certificates

                             Underwriting Agreement
                               Standard Provisions




                                                                   [Date]




                  From time to time, Delta Air Lines, Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements (each, an "Underwriting Agreement") that provide for the sale of Designated Certificates (as defined below) to the several underwriters named therein. Each Underwriting Agreement will consist of a pricing agreement substantially in the form of Annex I hereto, which may incorporate by reference the standard provisions set forth herein and include such additions and deletions as the parties thereto may determine (the "Pricing Agreement"). For any Underwriting Agreement, the term "Underwriters" means the firms named in Schedule I to the applicable Pricing Agreement, and the term "Representatives" means the firms designated in the Pricing Agreement as the Representatives of the Underwriters in connection with such Underwriting Agreement. The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative.

                  1. Sale of Pass Through Certificates. The Company proposes that from time to time The Bank of New York as Pass Through Trustee or another Pass Through Trustee identified in a Pricing Agreement (the "Pass Through Trustee"), pursuant to the Pass Through Agreement, as supplemented by a supplement thereto (each, a "Series Supplement") between the Company and the Pass Through Trustee (such Pass Through Agreement, as supplemented by each Series Supplement relating to the Designated Certificates (as defined below) being herein referred to as the "Pass Through Agreement"), issue Pass Through Certificates ("Pass Through Certificates") and, subject to the terms and conditions set forth in the applicable Underwriting Agreement, sell to the several Underwriters therefor the Pass Through Certificates specified in
Schedule II to the related Pricing Agreement (the







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"Designated Certificates"). Each series of Designated Certificates will represent interests in a separate trust (each, a "Trust") established pursuant to the Pass Through Agreement to fund the purchase of notes (with respect to any series of Designated Certificates, the "Equipment Notes") issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (such Equipment Notes, the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to the Company pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft, or
(b) by, and with recourse to, the Company (such Equipment Notes, the "Owned Aircraft Notes") either (i) to finance or refinance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft"; together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by the Company or
(ii) for the Company's general corporate purposes, using Owned Aircraft as collateral. In the case of either Leased Aircraft Notes or Owned Aircraft Notes, such financing or refinancing is referred to herein as a "Financing" or "Refinancing", respectively; any financing contemplated by clause (ii) above shall be deemed a "Financing" for purposes of this Agreement. In connection with each series of Equipment Notes, the Company will enter into a separate note purchase agreement (each a "Note Purchase Agreement") in the form given to the Representatives prior to execution of the relevant Pricing Agreement. Each series of Leased Aircraft Notes will be issued under a Trust Indenture and Security Agreement between The Bank of New York, as indenture trustee, or another indenture trustee identified in a Pricing Agreement (the "Loan Trustee"), and the Owner Trustee (the "Leased Aircraft Indenture"), the form of which has been given to the Representatives. Each series of Owned Aircraft Notes will be issued under a Trust Indenture and Security Agreement between The Bank of New York, as indenture trustee, or another indenture trustee identified in a Pricing Agreement, as Loan Trustee, and the Company (the "Owned Aircraft Indenture" and together with the Leased Aircraft Indenture, the "Indentures"). Capitalized terms used but not otherwise defined herein shall have the meaning, with respect to each series of Pass Through Certificates as to which such reference relates, specified in or pursuant to the Indenture or Note Purchase Agreement relating to each related series of Equipment Notes.



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                  Each Pricing Agreement shall specify the aggregate face amount of the Designated Certificates covered thereby, the initial public offering price of such Designated Certificates, the purchase price to the Underwriters of such Designated Certificates, the compensation payable to the Underwriters with respect to such Designated Certificates, the names of the Underwriters of such Designated Certificates, the names of the Representatives of such Underwriters and the face amount of such Designated Certificates to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Certificates and payment therefor. The Pricing Agreement shall also specify certain terms and rights of such Designated Certificates, and may specify additional representations, warranties, agreements and conditions applicable to the sale of such Designated Certificates. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. For each Underwriting Agreement, the obligations of the related Underwriters shall be several and not joint.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") two registration statements on Form S-3 (File No. 333-[_____] and File No. 33-50175)(collectively, the "Initial Registration Statement") relating to certain debt securities and pass through certificates, including the Designated Certificates, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"). The Company has filed with, or transmitted for filing to, or shall within some period of time hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Designated Certificates pursuant to Rule 424 under the Act.

                  The term "Preliminary Prospectus" means any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act. The term "Registration Statement" means the various parts of the Initial Registration Statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration



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statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective or such part of a registration statement increasing the size of the offering filed pursuant to Rule 462(b) under the Act (a "Rule 462(b) Registration Statement"), if any, became or hereafter becomes effective, such final prospectus in form first filed pursuant to Rule 424(b) under the Act, being hereafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Certificates in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing. The term "Pass Through Documents" with respect to any Designated Certificates means the Underwriting Agreement, the Pass Through Agreement, each Note Document (as defined in the Pass Through Agreement); any Participation Agreement relating to the Equipment Notes underlying such Designated Certificates, and each other agreement or document referred to in the relevant Pricing Agreement; and the term "Company PTC Documents" with respect to any Designated Certificates means the Pass Through Documents relating to such Designated Certificates to which the Company is or is intended to be a party.




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                  2. Representations and Warranties. For any Underwriting
Agreement and the related Designated Certificates the Company represents and warrants to, and agrees with, each Underwriter therefor that:

                  (a) The Company meets the requirements for use of Form S-3 under the Act for purposes of the registration under the Act of the Pass Through Certificates; the Company is the "issuer" within the meaning of the Act and appropriate registrant with respect to the Pass Through Certificates. The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form, other than a Rule 462(b) Registration Statement, if any, which became effective upon filing; no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission;

                  (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or



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         omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Representative expressly for use in the Prospectus as amended or supplemented relating to such Designated Certificates;

                  (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date and Time of Delivery (as defined below) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Representative with respect to the Designated Certificates expressly for use in the Prospectus as amended or supplemented relating to such Designated Certificates; on the effective date of the Registration Statement the form of the Pass Through Agreement filed as an exhibit to the Registration Statement did comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules thereunder, and as of the Time of Delivery the Pass Through Agreement will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder;

                  (d) Since the date of the latest financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in, or any development known to the Company which would have a material adverse effect on, the financial condition or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus;

                  (e) The Company is a corporation duly organized, validly existing and in good standing under the laws of



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         the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102 of the Federal Aviation Act of 1958, as amended (the "Aviation Act") and holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Aviation Act for aircraft capable of carrying 10 or more individuals or 6,600 pounds or more of cargo, has the corporate power, authority and legal right to own its properties or hold such properties under lease, to execute and deliver the Company PTC Documents with respect to such Designated Certificates and to perform its obligations under each such Company PTC Document, and is duly qualified to do business as a foreign corporation in good standing under the laws of each other jurisdiction in which the failure to so qualify would have a material adverse effect on the business or operations of the Company and its subsidiaries, taken as a whole;

                  (f) The execution and delivery of the Company PTC Documents relating to such Designated Certificates and the performance thereof, in accordance with the provisions thereof, have been duly authorized by all necessary corporate action on the part of the Company, do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Company, and do not and will not contravene any law, judgment, governmental rule, regulation, order or decree currently in effect or in effect at the time of execution and delivery of such document and applicable to the Company or any of its subsidiaries or the certificate of incorporation or by-laws of the Company or any of its subsidiaries or contravene or result in a breach of any of the terms or the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted under each Lease and each Owned Aircraft Indenture relating to a series of Equipment Notes) upon the property of the Company under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound or affected, which contravention, breach or default would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole;

                  (g) Neither the valid authorization, execution and delivery by the Company of the Company PTC


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         Documents relating to such Designated Certificates in accordance with the provisions thereof, nor the consummation by the Company of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the U.S. Department of Transportation, the Federal Aviation Administration (the "FAA"), the Commission or any other federal or state governmental authority or agency, other than (i) the registration of the issuance and sale of the Pass Through Certificates under the Act and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Agreement under the Trust Indenture Act and (iii) the filing of certain Operative Documents (as defined in the relevant Note Purchase Agreement) and, in the case of a Refinancing, Original Documents (as defined in the relevant Note Purchase Agreement), with the FAA, all of which shall have been or shall be made on or prior to each relevant Transfer Date (as defined in the Pass Through Agree-ment);

                  (h) The Company PTC Documents (except, with respect to the date of the Pricing Agreement, each Series Supplement and Company PTC Document specified in the Pricing Agreement) relating to such Designated Certificates have been duly executed and delivered by the Company, and each such Company PTC Document constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with the terms thereof, subject, as to enforceability,
         (A) to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, (B) to recognized equitable principles of general application to or affecting the enforcement of creditors' rights, and
         (C) to limitations on rights to indemnity under federal and state securities laws or the public policy underlying such laws;

                  (i) None of the Trusts is required to be registered under the Investment Company Act of 1940, as amended;

                  (j) The Operative Documents relating to each series of Equipment Notes are substantially in the form filed or to be filed as exhibits to the Registration Statement or in a post-effective amendment thereto or a



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         report by the Company under the Exchange Act, and the Pass Through
         Agreement has been duly qualified under the Trust Indenture Act; the Designated Certificates, Pass Through Agreement, Indentures, Note Purchase Agreements, any Leases, any Participation Agreements, any intercreditor agreement, any liquidity facility and other Operative Documents relating to each series of Equipment Notes, conform or will upon execution conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented relating to such Designated Certificates;

                  (k) Assuming the accuracy of the representations and warranties of the Pass Through Trustee contained in each Note Purchase Agreement and in any Participation Agreement relating to a series of Equipment Notes, the Pass Through Certificates issued or to be issued under the Pass Through Agreement, when duly authorized, executed, authenticated and delivered by the Pass Through Trustee in accordance with the terms thereof, will be duly issued thereunder and will constitute the valid and binding obligation of the Pass Through Trustee; and the holders thereof will be entitled to the benefits of the Pass Through Agreement; in each case subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to equitable principles of general applicability;

                  (l) The documents incorporated by reference into each Preliminary Prospectus and Prospectus have been, and each document filed by the Company hereafter pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Designated Certificates (such subsequently filed documents being referred to herein as "Incorporated Documents") will be, prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and such documents have been, or in the case of an Incorporated Document will be, timely filed as required thereby; accurate copies of each of the documents incorporated by reference into each Preliminary Prospectus and the Prospectus have been delivered by the Company to the Representatives and accurate copies of any Incorporated Documents will be delivered to the Representatives promptly upon filing thereof;



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                  (m) The financial statements filed as part of the Registration
         Statement or included in, or incorporated by reference into, any Preliminary Prospectus or Prospectus present fairly, and the financial statements included in any Incorporated Document will present fairly, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and in the case of financial statements included in any Incorporated Document will be, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as approved by Arthur Andersen LLP. Arthur Andersen LLP, who certified the consolidated financial statement of the Company and its consolidated subsidiaries for the most recent fiscal year included or incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the rules thereunder; and

                  (n) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in the reasonable judgment of the Company, individually or in the aggregate, is likely to have a material adverse effect on the consolidated financial condition or operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  In addition, for any Underwriting Agreement and the related Designated Certificates, all of the representations and warranties by the Company contained in each Note Purchase Agreement and any Participation Agreement relating to a series of Equipment Notes are incorporated by reference in such Underwriting Agreement as if set forth herein, and the Company represents and warrants to each of the Underwriters with respect to such Designated Certificates that such representations and warranties are true and correct as of the date of the Pricing Agreement with respect to such Designated Certificates, except to the extent that such representations and warranties relate solely to an earlier date or later date (in which case such representa-tions and warranties are correct on and as of such earlier date or will be correct on and as of such later date, as the case may be).



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                  3. Offer by Underwriters. Upon the execution of the Pricing
Agreement applicable to any Designated Certificates and authorization by the Representatives of the release of such Designated Certificates, the several Underwriters propose to offer such Designated Certificates for sale upon the terms and conditions set forth in the related Prospectus as amended or supplemented with respect to such Designated Certificates.

                  4. Delivery and Payment. Designated Certificates to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing or as provided in Section 9 hereof (such date being herein called the "Closing Date" and such time of delivery and payment for the Certificates being herein called the "Time of Delivery"). Such delivery of the Designated Certificates shall be made to the Representatives for the account of each such Underwriter against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer, payable to the order of the Pass Through Trustee (or such other person as the Company may direct) in Federal (same day) funds specified in such Pricing Agreement.

                  The Company agrees to have the Certificates available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

                  5. Agreements. The Company agrees with each of the Underwriters of any Designated Certificates:

                  (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Certificates in a form reasonably approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Certificates or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration



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         Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Certificates and prior to the Time of Delivery for such Designated Certificates which shall be reasonably disapproved by the Representatives for such Designated Certificates promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Certificates, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, or transmitted for filing, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to such Designated Certificates, of the suspension of the qualification of such Designated Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to such Designated Certificates or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) To cooperate with you and counsel for the Underwriters for the qualification of such Designated Certificates for sale under the laws of such jurisdictions as you may reasonably designate, to maintain such qualifications in effect so long as required for the distribution of such Designated Certificates and will cooperate with you and counsel for the Underwriters in determining the legality of such Designated Certificates for purchase by institutional investors. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under



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



         the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction;

                  (c) As soon as practicable but in no case later than noon, New York City time, on the New York Business Day next succeeding the date of any Pricing Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of such Designated Certificates and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities (it being understood that each such Underwriter and dealer shall, at the Company's request, be specified by the Representatives to the Company) as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Representatives or any of the Underwriters or any dealer in securities is required to deliver a prospectus in connection with sales of any Designated Certificates at any time nine months or more after the time of issue of the Prospectus as amended or supplemented relating to such Designated Certificates, then upon the request of the Representatives, but at the expense of the Representatives, the relevant Underwriters or the relevant dealers in securities, as the case may be, the Company shall prepare and deliver to the Representatives, such Underwriters or such dealers in securities as many copies as the Representatives may request of any amended or supplemented prospectus complying with
         Section 10(a)(3) of the Act;



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                  (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

                  (e) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

                  (f) During the period beginning from the date of the Pricing Agreement for such Designated Certificates and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Certificates, as notified to the Company by the Representatives, and (ii) the Time of Delivery for such Designated Certificates, not to offer, sell, contract to sell or otherwise dispose of any public debt securities registered under the Act or any debt securities which may be sold in a transaction exempt from the registration requirements of the Act in reliance on Rule 144A under the Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Act without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

                  In addition, the Company agrees with each Underwriter of Designated Certificates that, if the purchase of any Equipment Notes, or if the purchase of Equipment Notes is delayed pursuant to a Postponement Notice (as defined in the Pass Through Agreement) then, prior to any such purchase all conditions specified in any related Participation Agreement, Note Purchase Agreement or Pass Through Agreement to be performed or satisfied at or prior to such purchase shall have been performed or satisfied; and the Company will provide (or cause to be provided) to the

Representatives executed copies of all documents delivered under such Participation Agreement, Note Purchase Agreement or Pass Through Agreement and of each opinion to be delivered pursuant to such Participation Agreement (other than any opinion delivered to an Owner Participant (in the case of any Leased Aircraft Notes) relating solely to tax matters), Note Purchase Agreement or Pass Through Agreement, addressed to the Representatives on behalf of the Underwriters or accompanied by a letter from counsel rendering such opinion authorizing the Underwriters to rely on such opinion as if it were addressed to them.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters of any Designated Certificates under the Underwriting Agreement relating to such Designated Certificates shall be subject, at the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Underwriting Agreement relating to such Designated Certificates are, at and as of the Time of Delivery for such Designated Certificates, true and correct in all material respects, except to the extent that such representations and warranties relate solely to an earlier date or later date (in which case such representations and warranties are correct on and as of such earlier date or will be correct on and as of such later date, as the case may be), the condition that the Company shall have performed in all material respects all of its obligations under such Underwriting Agreement theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus as amended and supplemented in relation to the applicable Designated Certificates shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

                  (b) At the Time of Delivery, the Representatives shall have received:

                           (1) An opinion of King & Spalding, special counsel
                  for the Company, dated the Time of Delivery for the Designated Certificates, in substantially the form of Exhibit A attached hereto;

                           (2) Counsel for the Company reasonably satisfactory
                  to the Representatives (it being understood that the Company's General Counsel, Associate General Counsel or an Assistant General Counsel is reasonably satisfactory to the Representatives) shall have furnished to the Representatives their written opinion, dated the Time of Delivery for the Designated Certificates, in substantially the form of Exhibit B attached hereto;

                           (3) Counsel for the Pass Through Trustee shall have
                  furnished to the Representatives their written opinion, dated the Time of Delivery for the Designated Certificates, in substantially the form of Exhibit C attached hereto;

                           (4) Counsel for the Underwriters shall have furnished
                  to the Representatives such opinion or opinions, dated the Time of Delivery for the Designated Certificates, with respect to the incorporation of the Company, the validity of the Designated Certificates and the Pass Through Agreement with respect thereto, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                           (5) A certificate of the Company, signed by any two
                  of the Chairman, President, Senior Vice President-Finance, Vice President-Treasurer or Vice President-Comptroller, dated the Time of Delivery for the Designated Certificates, to the effect that:

                                    (i) the representations and warranties of
                           the Company in or incorporated in such Underwriting Agreement are true and correct in all material respects on and as of the

                           Time of Delivery with the same effect as if made at the Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions herein and in each Note Purchase Agreement and any Participation Agreement relating to a series of Equipment Notes on its part to be performed or satisfied at or prior to the Time of Delivery;

                               (ii) no stop order suspending the effectiveness
                           of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                              (iii) since the date of the latest financial
                           statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial condition or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus as amended or supplemented;

                  (c) On the date of the Pricing Agreement for such Designated Certificates and at the Time of Delivery for the Designated Certificates, Arthur Andersen LLP, the independent accountants of the Company, who have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives;

                  (d) Subsequent to the time of execution of the Pricing Agreement relating to the Designated

         Certificates, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (c) of this
         Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Certificates as contemplated by the Prospectus as amended or supplemented;

                  (e) Subsequent to the time of execution of the Pricing Agreement relating to the Designated Certificates (i) there shall not have been any decrease in the ratings of any of the Company's debt securities by Standard & Poor's Ratings Service or Moody's Investors Service, Inc. and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's unsecured debt securities; and

                  (f) All conditions specified in each Note Purchase Agreement and any Participation Agreement relating to a series of Equipment Notes to be performed or satisfied on or prior to the relevant Transfer Date shall have been performed or satisfied; and the Representatives shall have received copies of all documents delivered under each such Note Purchase Agreement and Participation Agreement, which shall be executed copies in the case of Operative Documents and such other documents as the Representatives shall reasonably request and shall be true and complete copies of executed documents in the case of any other documents, and executed copies of each opinion to be delivered pursuant to each such Note Purchase Agreement and Participation Agreement (other than, in the case of any Leased Aircraft Notes, any opinion delivered to the Owner Participant relating to solely tax matters), addressed to the Representatives on behalf of the Underwriters or accompanied by a letter from counsel rendering such opinion authorizing the Underwriters to rely on such opinion as if it were addressed to them; provided, however, that this condition (f) need not be satisfied prior to the Time of Delivery with respect to conditions specified in any such Note Purchase Agreement or Participation Agreement under which the purchase of the Equipment Notes contemplated thereby is delayed until after the Time of Delivery pursuant to a Postponement Notice to the Pass Through Trustee pursuant thereto;

                  (g) Prior to the Time of Delivery, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request; and

                  (h) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the Pricing Agreement.

                  All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and counsel to the Underwriters; provided, however, to the extent that any of the matters set forth in the opinions annexed as Exhibits A, B or C hereto shall be separately covered in substantially the same form in legal opinions of the relevant legal counsel addressed to the Representatives and delivered at the Time of Delivery in connection with the Note Purchase Agreement or Participation Agreements, such other legal opinions shall be deemed to satisfy the foregoing requirements to the extent of the matters covered.

                  For any Underwriting Agreement, if any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by the Representatives, or such Underwriting Agreement may be terminated by the Representatives by written notice to the Company at, or at any time prior to, the Time of Delivery for the related Designated Certificates. Notice of such termination shall be given to the Company in writing or by oral communication or telegraph confirmed in writing.

                  7. Payment of Expenses. For any Underwriting Agreement, the Company will pay the reasonable costs incident to the authorization, issuance, sale and delivery of the Designated Certificates to be sold to the Underwriters and any taxes payable in that connection; the reasonable costs (other than fees and disbursements of counsel for the Underwriters, except as provided below) incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act, any Incorporated Document or any other document relating to any of the transactions contemplated by any of the Note Purchase Agreements or Participation Agreements relating to the Equipment Notes in connection with any such transaction or the related Financing or Refinancing, as the case may be; the costs of distributing the Registration Statement as originally filed and each amendment thereto (including exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus and any documents incorporated by reference in any of the foregoing documents, as provided in such Underwriting Agreement; the fees paid to rating agencies in connection with the rating of the Designated Certificates; the costs incident to issuance and delivery of the Designated Certificates to the Underwriters; the fees and expenses of qualifying the Designated Certificates under the securities laws of the several jurisdictions as provided in this Section and of preparing a Blue Sky Memorandum and a memorandum concerning the legality of the Designated Certificates as an investment (including reasonable fees and disbursements and other charges of counsel to the Underwriters ("Blue Sky Fees")); and all other costs and expenses incident to the performance of the obligations of the Company under such Underwriting Agreement; provided that, except as provided in this Section and in Sections 8 and 12, each of the Underwriters shall pay its own expenses (including the fees of counsel for the Underwriters (other than Blue Sky Fees)) and the expenses of advertising any offering of the Designated Certificates made by it.

                  8. Indemnification and Contribution. For any Underwriting
Agreement: (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in any Preliminary Prospectus, preliminary prospectus supplement relating to the Designated

Certificates or the Prospectus, or in any amendment thereof or supplement thereto, or in any other prospectus relating to the Pass Through Certificates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representatives specifically for use therein, (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) as to whom it shall be established did not send or deliver to the person asserting any such loss, claim, damage or liability and who purchased the Designated Certificates which are the subject thereof a copy of the Prospectus as amended or supplemented excluding documents incorporated therein by reference at or prior to the written confirmation of the sale of such Designated Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus as amended or supplemented and (iii) the Company will not be liable for any such loss, claim, damage or liability in connection with any settlement of any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if that settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, any Preliminary Prospectus, any preliminary prospectus supplement relating to the Designated Certificates, the Prospectus, or in any amendment thereof or supplement thereto, or any other prospectus relating to the Designated Certificates. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 8 (a) or (b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to such indemnified party otherwise than under this Section 8 (a) or (b) hereof, and then only to the extent that the indemnifying party is prejudiced thereby. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence

(it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason unavailable on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Certificates to which such loss, claim, damage, or liability (or action in respect thereof) relates. If the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from such offering net of compensation paid to the Underwriters with respect thereto (but before deducting expenses) bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding (including any governmental investigation) against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have here under or otherwise than under this paragraph (d), except to the extent that the party or parties is prejudiced thereby. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which (i) the total price at which the applicable Designated Certificates underwritten by it and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as any Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). The obligations of the Underwriters of Designated Certificates in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Certificates and not joint.

                  9. Default by an Underwriter. (a) If any Underwriter shall default in its obligation to purchase the Designated Certificates which it has agreed to purchase under the Underwriting Agreement relating to such Designated Certificates, the Representatives with respect thereto may in their discretion arrange for themselves or another party or other parties to purchase such Designated Certificates on the terms contained herein. If within thirty-six hours after such default by any Underwriter such Representatives do not arrange for the purchase of such Designated Certificates, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Certificates on such terms. In the event that, within the respective prescribed period, such Representatives notify the Company that they have so arranged for the purchase of such Designated Certificates, or the Company notifies such Representatives that it has so arranged for the purchase of such Designated Certificates, such Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Certificates for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of such Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Underwriting Agreement with respect to such Designated Certificates.

                  (b) If, after giving effect to any arrangements for the purchase of the Designated Certificates of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection
(a) above, the aggregate face amount of any series of such Designated Certificates which remains unpurchased does not exceed one-eleventh of the aggregate face amount of the relevant series of such Designated Certificates, then the Company shall have the right to require each non-defaulting Underwriter to purchase the face amount of Designated

Certificates which such Underwriter agreed to purchase under the Underwriting Agreement relating to such Designated Certificates and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the face amount of Designated Certificates which such Underwriter agreed to purchase under such Underwriting Agreement) of the Designated Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Designated Certificates of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection
(a) above, the aggregate face amount of any series of Designated Certificates which remains unpurchased exceeds one-eleventh of the aggregate face amount of the relevant series of such Designated Certificates, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Certificates of a defaulting Underwriter or Underwriters, then the Underwriting Agreement relating to such Designated Certificates shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  10. Termination. Any Underwriting Agreement shall be subject to termination in the discretion of the Representations with respect thereto, by notice given to the Company prior to Time of Delivery for the applicable Designated Certificates, if prior to such time (i) trading in the Company's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any material outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Representatives, impracticable to market such Designated Certificates.

                  11. Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters as set forth in or made by or pursuant to any Underwriting Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any such Underwriter or the Company or any of the officers, directors or controlling persons of the Company or the Underwriters referred to in Section 8 hereof, and shall survive delivery of and payment for the Designated Certificates relating to such Underwriting Agreement. The provisions of Sections 8, 11 and 12 of such Underwriting Agreement shall survive the termination or cancellation of such Underwriting Agreement.

                  12. Reimbursement of Underwriters' Expenses. If the Underwriting Agreement relating to the sale of any Designated Certificates shall be terminated pursuant to Section 9 or Section 10 hereof, then the Company shall not then be under any liability to any Underwriter with respect to the Designated Certificates relating to such Underwriting Agreement except as provided in Section 7 and Section 8 hereof; but if the sale of any Designated Certificates is not consummated because any condition set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in the Underwriting Agreement relating to such Designated Certificates or comply with any provision thereof other than by reason of a default by any of the Underwriters for such Designated Certificates, the Company will reimburse such Underwriters severally through the Representatives upon demand for all reasonable out-of-pocket expenses approved in writing by the Representatives (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Designated Certificates but the Company shall then be under no further liability to any Underwriter with respect to such Designated Certificates except as provided in Section 7 and Section 8 hereof.

                  13. Notices. In all dealings hereunder, the Representatives of the Underwriters of Designated Certificates shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

                  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Treasurer (with a copy to the General Counsel); provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                  14. Successors. Each Underwriting Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters thereunder, the Company and, to the extent provided in Section 8 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any such Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of such Underwriting Agreement. No purchaser of any of the Pass Through Certificates from any Underwriter therefor shall be deemed a successor or assign by reason merely of such purchase.

                  15. Time is of Essence. Time shall be of the essence of each Underwriting Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business and "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

                  16. APPLICABLE LAW. EACH UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. Counterparts. Each Underwriting Agreement may be executed by any one or more of the parties thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                     Very truly yours,

                                     DELTA AIR LINES, INC.


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

                                                                         Annex I




                             Underwriting Agreement
                                PRICING AGREEMENT




Dear Sirs:

                  Delta Air Lines, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions set forth or incorporated by reference herein to cause the Pass Through Trustee (as defined in the Standard Provisions referred to below) to issue and sell to each of the Underwriters named in Schedule I hereto (the "Underwriters") the Pass Through Certificates, Series __, specified in Schedule II hereto (the "Designated Certificates"). Each of the provisions of the document entitled Delta Air Lines, Inc. Pass Through Certificates Underwriting Agreement Standard Provisions dated _________, 1998 (the "Standard Provisions") is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Standard Provisions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Certificates pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

                  Subject to the terms and conditions set forth or incorporated by reference herein, each of the Underwriters agrees, severally and not jointly, to purchase from the Pass Through Trustee, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the face amount of each series of Designated Certificates set forth opposite the name of such Underwriter in Schedule I hereto.

                  As compensation to each of the Underwriters for their respective commitments and obligations hereunder in respect of the Designated Certificates, including their undertaking to offer the Designated Certificates for sale to the public, the Company will pay (or cause to be paid) to the Representatives for the respective accounts of the Underwriters the percentage of the aggregate face amount of each series of Designated Certificates purchased by each Underwriter as set forth on Schedule II hereto. Such payment will be made by wire transfer in Federal (same day) funds to the order of _______________ at the time heretofore agreed by the Company and the Representatives.

                  If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof to you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Standard Provisions incorporated by reference herein, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request.

                                       Very truly yours,



                                       DELTA AIR LINES, INC.

                                       By:
                                          -----------------------------
                                           Name:
                                           Title:

Accepted as of the date hereof:

[Name of designated Representative]


By:
    -------------------------------
    [Title:]

        On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                         Face
                                                                       Amount of
                                                                      Designated
                                                                      Certificates
                                                                          to be
         Underwriter                                                   Purchased *
         -----------                                                  ------------
---------------------- . . . . . . . . . . . . . . . . . . . . . . . . ----------

---------------------- . . . . . . . . . . . . . . . . . . . . . . . . ----------

---------------------- . . . . . . . . . . . . . . . . . . . . . . . . ----------


*        Repeat column for each series of Designated
         Certificates.


                                                                       ----------

                                        Total . . . . . . . . . .      ==========

                                   SCHEDULE II


Title of Designated Certificates:

Aggregate face amount:

Price to Public:

Purchase Price of Underwriters:

Final Maturity:

Rate:

Regular Distribution Dates:

Special Distribution Dates:

Record Dates:

Denominations:

Compensation to Underwriters (as a percentage of face amount of Designated Certificates):

Concession to Dealers (as a percentage of face amount of Designated
Certificates):

Reallowance Concessions (as a percentage of face amount of Designated Certificates):

Time of Delivery:

Closing Location:

Names and addresses of Representatives:

Trust Property:

         The property held in each Trust relating to the [Series __ and Series __] Designated Certificates will consist of [leased aircraft notes(the "Leased Aircraft Notes" or "Equipment Notes")from each of _______ separate series of Leased Aircraft Notes being issued as nonrecourse obligations by the Owner Trustee in connection with the [financing] [refinancing] of the [debt] [equity] portion of the purchase price paid by such Owner Trustee on behalf of _______ separate Owner Trusts, respectively, in respect of ___ separate Aircraft which were leased to the Company in ______ separate leveraged lease transactions identified on Annex A hereto] [and] [owned aircraft notes ("Owned Aircraft Notes" or "Equipment Notes") being issued with recourse to the Company [in connection with the [financing] [refinancing] of the [debt] [equity] portion of the purchase price paid by the Company in respect of ___separate Aircraft][for the Company's general corporate purposes, using Owned Aircraft as collateral]. Each Trust will include Equipment Notes with identical interest rates, in each case equal to the rate applicable to the [Series __ or Series __] Designated Certificates, as the case may be, and will have maturity dates on or before the final distribution date for the [Series __ or Series __] Designated Certificates, as the case may be. For each such Trust, the aggregate principal amount of the Equipment Notes held in such Trust will equal the aggregate amount of the related series of Designated Certificates.

Other Terms:

         For each of the ______ Aircraft, ______ series of Equipment Notes, each of which will have a different principal amount, interest rate, maturity date and schedule of principal payments, will be issued under the related Indenture. The aggregate principal amounts of the Equipment Notes issued with respect to each Aircraft, as such Equipment Notes are held in each of the Trusts, are as set forth on Annex B hereto.

Additional Covenants:

         The Company agrees with each of the Underwriters to cause to be filed with the Securities and Exchange Commission prior to the Time of Delivery the following agreements:

                  [refer to Operative Documents and Pass Through
                  Documents other than the Pass Through Agreement and the Indentures].

[Intercreditor Arrangements: Specify and provide details, if any.]

[Liquidity Facility or Other Credit Support: Specify and provide details, if any.]

Additional Pass Through Documents:

         [Liquidity Facility documents]
         [Intercreditor Agreement]
         [Deposit Agreement or similar arrangement referred to in Section 2.01 of the Pass Through Agreement]

[Variation of Standard Terms:  Specify, if any]

                                                                        Annex II





                              DELTA AIR LINES, INC.


         Pursuant to Section 6(c) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representative or representatives of the Underwriters (the "Representatives") such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives and are attached hereto;

                 (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of operations, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all, material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                  (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                  (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited condensed consolidated
                  statements of operations, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of operations, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
                  (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated operating revenues or operating income or the total or per share amounts of consolidated net income available to common shareholders or other items specified by the Representatives, or any increases in any items specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                  All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.